Exhibit 32.1

CERTIFICATE PURSUANT TO

RULES 13a-14(a) and 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Special Financial Report of Ballston Spa Bancorp, Inc. (the “Company”), Christopher R. Dowd, Chief Executive Officer of the Company, and James F. Dodd, Executive Vice President and Chief Financial Officer of the Company, each certify in their capacity as officers of the Company that they have reviewed the Special Report and each certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 24, 2026	By:	/s/ Christopher R. Dowd
Christopher R. Dowd
Chief Executive Officer
(Principal Executive Officer)

Date: April 24, 2026	By:	/s/ James F. Dodd
James F. Dodd
Executive Vice President Chief Financial Officer
(Principal Financial and Accounting Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.